EXHIBIT 99.1

Dynatronics Corporation Announces Reverse Stock Split

EAGAN, MN / ACCESSWIRE / February 1, 2023 / Dynatronics Corporation (NASDAQ:DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today announced that it will effect a 1-for-5 reverse stock split of its outstanding common stock, effective at 5:00 p.m. (ET) on February 1, 2023. Dynatronics’ common stock will continue to trade on the NASDAQ under the symbol “DYNT” under a new CUSIP number, 268157500. Dynatronics’ common stock will begin trading on a reverse stock split-adjusted basis on the NASDAQ when the market opens on February 2, 2023.

The reverse stock split was implemented to bring the Company into compliance with NASDAQ’s minimum bid price requirement. However, there can be no assurances that the Company will be able to remain in compliance with the minimum bid price requirement over time, or that it will be successful in maintaining compliance with the other NASDAQ continued listing requirements.

As a result of the reverse stock split, every five pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the shareholders. Following the consummation of the reverse stock split, the number of issued and outstanding shares of common stock will be reduced from approximately 19.6 million shares to approximately 3.9 million shares.

The reverse stock split will have no impact on the number of shares of the Company’s Series A preferred stock or Series B preferred stock issued and outstanding. However, the conversion price of the outstanding Series A preferred stock and Series B preferred stock will increase and the number of shares of common stock issuable upon conversion of such preferred stock will decrease in proportion to the 1-for-5 split ratio. The number of shares of common stock issuable upon conversion of the Series A preferred will decrease from 1,992,000 shares to 398,400 shares, and the number of shares of common stock issuable upon conversion of the Series B preferred will decrease from 1,359,000 shares to 271,800 shares, in each case subject to future adjustment as provided in the designation of preferences, rights and limitations of the applicable series of preferred stock.

Additional information concerning the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 5, 2022.

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About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann®, Physician's Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the Company's compliance with NASDAQ listing requirements. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's annual, quarterly, and other reports filed with the Securities and Exchange Commission.

CONTACT:

Dynatronics Corporation

ir@dynatronics.com

For additional information, please visit: www.dynatronics.com

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